Exhibit 99.1

Conformis announces election of Carrie Bienkowski to its Board of Directors

BILLERICA, Mass., August 2, 2018 (GLOBE NEWSWIRE) - Conformis, Inc. (NASDAQ:CFMS), a medical technology company that uses its proprietary iFit Image-to-Implant technology platform to develop, manufacture and sell joint replacement implants that are customized to fit each patient's unique anatomy, announced today that its Board of Directors elected Carrie Bienkowski to the Board effective July 31, 2018. Ms. Bienkowski will serve as a class I director until the Conformis 2019 Annual Meeting of Stockholders.

“We welcome the addition of Carrie Bienkowski to our Board of Directors,” said Kenneth P. Fallon, III, Chairman of the Board of Directors of Conformis, “her knowledge in consumer marketing and digital innovation will be a great asset for Conformis.” “Carrie’s experience is consistent with the opportunity we have to position the Conformis brand among today’s active and engaged patients that are seeking orthopedic treatment," added Mark Augusti, Conformis’ President and Chief Executive Officer.

Ms. Bienkowski is a dynamic operational and strategic leader with over 20 years of experience working across e-commerce, retail, blue-chip fast-moving consumer goods and management consulting. She has a proven track record of delivering results in diverse industries and international markets and is skilled in executive level strategic business planning, new product development, customer experience strategy and brand management.

Ms. Bienkowski has served as Chief Marketing Officer of Peapod since 2014. Prior to joining Peapod, Ms. Bienkowski served as the Head of Buyer Experience for eBay’s Fashion vertical in the European markets. From 2002-2009, at C&E Advisory in London, Ms. Bienkowski counseled businesses and brands including L’Oreal, Sky Media, HSBC, Boots Pharmacy and Vodafone in sustainability strategies. Earlier in her career, Ms. Bienkowski spent nearly a decade at Procter & Gamble, where she served in various brand management roles.

Ms. Bienkowski received her degree in finance and business economics from the University of Notre Dame.

About Conformis, Inc.

Conformis is a medical technology company that uses its proprietary iFit Image-to-Implant technology platform to develop, manufacture and sell joint replacement implants that are individually sized and shaped, or customized, to fit each patient's unique anatomy. Conformis offers a broad line of customized knee implants and customized pre-sterilized, single-use instruments delivered in a single package to the hospital. In clinical studies, Conformis iTotal CR demonstrated superior clinical outcomes, including better function and greater patient satisfaction, compared to traditional, off-the-shelf implants. Conformis owns or exclusively in-licenses issued patents and pending patent applications that cover customized implants and customized patient-specific instrumentation for all major joints.

For more information, visit www.conformis.com. To receive future releases in e-mail alerts, sign up at http://ir.conformis.com/.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release about our future expectations, plans and prospects, as well as other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "project," "should," "target," "will," or "would" and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You should not place undue reliance on our forward-looking statements. Actual results could differ materially from the projections disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties, including risks related to our estimates and expectations regarding our results of operations, and the other risks and uncertainties described in the "Risk Factors" sections of our public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

CONTACT:
Investor contact
Oksana Bradley
ir@conformis.com
(781) 374-5598